Exhibit 10.1

VERITEX COMMUNITY BANK — LOAN NO. 1703864

FIFTEENTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIFTEENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of JUNE 30, 2018 (the “Amendment Effective Date”), is by and between (a) VERITEX COMMUNITY BANK, a Texas state bank, as successor-in-interest to SOVEREIGN BANK by merger (together with its successors and assigns, “Lender”), and (b) DAWSON GEOPHYSICAL COMPANY, a Texas corporation (“Debtor”), formerly known as TGC INDUSTRIES, INC.

RECITALS

WHEREAS, Debtor and Lender entered into that certain AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of SEPTEMBER 16, 2009 (as amended, modified, and restated from time to time, the “Agreement”), pursuant to which Lender agreed to make certain credit facilities available to Debtor on the terms and conditions set forth therein.

WHEREAS, in connection with the Agreement, Debtor executed that certain AMENDED AND RESTATED PROMISSORY NOTE dated as of JUNE 30, 2015 in the principal/notational amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), payable to the order of Lender (as amended, modified or restated from time to time, the “Revolving Credit Note”);

WHEREAS, the parties desire to amend the Agreement and modify the Revolving Credit Note pursuant to the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Defined Terms.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.  The term “Maturity Date” as used in the Revolving Credit Note shall have the same meaning as Revolving Credit Maturity Date (as such term is defined in the Agreement), as amended hereby.

2.                                      Amendment to Section 2(a) of the Agreement.  Section 2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)                                 Establishment of Credit Facility.  Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to lend to Debtor under a credit facility (the “Revolving Credit Facility”) an aggregate sum not to exceed the lesser of: (i) an amount equal to the Borrowing Base; or (ii) TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (the “Maximum Amount”), on a revolving basis from time to time during the period commencing on the date hereof and continuing until the earlier of: (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) JUNE 30, 2019 (the earlier of such dates being the “Revolving Credit Maturity Date”).  If at any time the sum of the aggregate principal amount of Loans outstanding hereunder exceeds lesser of the Maximum Amount or the Borrowing Base, such amounts shall be deemed an “Overadvance.”  Debtor shall immediately repay the amount of such Overadvance plus all accrued and unpaid interest thereon upon written demand from Lender.  Notwithstanding anything contained herein to the contrary, an Overadvance shall be considered a Loan and shall bear interest at the Rate as set forth in the Revolving Credit Note and be secured by this Agreement.  Subject to the terms and conditions hereof, Debtor may borrow, repay and reborrow funds under the Revolving Credit Facility up to the Revolving Credit Maturity Date.

3.                                      Amendment to Section 8(a).  Section 8(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

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VERITEX COMMUNITY BANK — DAWSON GEOPHYSICAL COMPANY

(a)                                 Liabilities to Tangible Net Worth.  Debtor will maintain, as of the last day of each calendar quarter, a ratio of (i) total liabilities (as determined by GAAP) minus Subordinated Debt, to (ii) Tangible Net Worth plus Subordinated Debt, of not greater than 1.00 to 1.00 (as of the end of each calendar quarter).  “Subordinated Debt” means any indebtedness owing by Debtor which has been subordinated by written agreement to all indebtedness now or hereafter owing by Debtor to Lender, such agreement to be in form and substances acceptable to Lender.  “Tangible Net Worth” means, as of any date, all amounts which, in conformity with GAAP, would be included in shareholders’ equity on the balance sheet of the Debtor; provided, however, there shall be excluded therefrom: (a) any amount of equity of Debtor which appears as an asset on the balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademark, trade names, and copyrights, (d) loans and advances to any stockholder, director, officer, or employee of Debtor, (e) all other assets which are properly classified as intangible assets, and (f) deferred expenses, provided, however, that any expenses incurred by Debtor on behalf of Debtor’s client(s) that are owed by Debtor’s client(s) to Debtor shall be excluded from and will not be considered deferred expenses for the purposes of determining Tangible Net Worth.

4.                                      Amendment to Section 8(c).  Section 8(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

(c)                                  Tangible Net Worth.  Debtor will maintain, as of the end of each calendar quarter, a Tangible Net Worth of not less than ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00).

5.                                      Conditions Precedent.  The obligations of Lender under this Amendment shall be subject to the condition precedent that Debtor shall have executed and delivered to Lender this Amendment and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request.

6.                                      Payment Expenses.  Debtor agrees to pay all reasonable attorneys’ fees of Lender in connection with the drafting and execution of this Amendment.

7.                                      Ratifications.  Except as expressly modified and superseded by this Amendment, the Agreement and the other Loan Documents are ratified and confirmed and continue in full force and effect.  The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Without limiting the generality of the foregoing, Debtor hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of the indebtedness arising under the Loan Documents.  Debtor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Lender in respect of all present and future collateral.  The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.

8.                                      Representations, Warranties and Confirmations.  Debtor hereby represents and warrants to Lender that: (a) this Amendment and any other Loan Documents to be delivered under this Amendment (if any) have been duly executed and delivered by Debtor, are valid and binding upon Debtor and are enforceable against Debtor in accordance with their terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles; (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Amendment or any other Loan Document to be delivered under this Amendment; and (c) the execution, delivery and performance by Debtor of this Amendment and any other Loan Documents to be delivered under this Amendment do not require the consent of any other person and do not constitute a violation of any laws, agreements or understandings to which Debtor is a party or by which Debtor is bound.

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VERITEX COMMUNITY BANK — DAWSON GEOPHYSICAL COMPANY

9.                                      Release.  Debtor hereby acknowledges and agrees that it knows of no defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever to or against Lender or the terms and provisions of or the obligations of Debtor under the Loan Documents and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining thereto, and that Debtor has no right to seek affirmative relief or damages of any kind or nature from Lender with respect thereto.  To the extent Debtor knows of any such defenses, counterclaims, offsets, cross-complaints, claims, demands or rights, Debtor hereby waives, and hereby knowingly and voluntarily releases and forever discharges Lender and its predecessors, officers, directors, agents, attorneys, employees, successors and assigns, from all possible claims, demands, actions, causes of action, defenses, counterclaims, offsets, cross-complaints, damages, costs, expenses and liabilities whatsoever with respect thereto, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

10.                               Multiple Counterparts.  This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement.  Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile of any such executed signature page shall be valid as an original.

11.                               Reference to Loan Documents.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to any Loan Document shall mean and refer to such Loan Document as amended hereby.

12.                               Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

13.                               Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

NOTICE OF FINAL AGREEMENT

THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS THE SAME MAY BE AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

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VERITEX COMMUNITY BANK — DAWSON GEOPHYSICAL COMPANY

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the Amendment Effective Date.

LENDER:		ADDRESS:

VERITEX COMMUNITY BANK		8214 Westchester Drive, Suite 100
Dallas, TX 75225
By:	/s/ Stephanie Baird Velasquez
Name:	Stephanie Baird Velasquez
Title:	Market President

With copies of notices to:		HUSCH BLACKWELL LLP
2001 Ross Avenue, Suite 2000
Dallas, TX 75201
		Attention:	Steven S. Camp

DEBTOR:		ADDRESS:

DAWSON GEOPHYSICAL COMPANY		101 E. Park Blvd., Suite 955
Plano, TX 75074
By:	/s/ Wayne Whitener
Name:	Wayne Whitener
Title:	Executive Vice Chairman

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VERITEX COMMUNITY BANK — DAWSON GEOPHYSICAL COMPANY